Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2020 Financial Results

San Diego, CA - March 18, 2021 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the year ended December 31, 2020.

Fiscal 2020 and Recent Operating Highlights
•Revenue of $24.4 million for fiscal year 2020;
•Gross margin of 45.1% for fiscal year 2020;
•Maintained total cash balance of $4.5 million at year end;
•Total retail distribution increased to more than 7,300 stores as of December 31, 2020, an increase from 5,500 stores as of December 31, 2019;
•Launched PlusCBDTM brand refresh and new products (Q3);
•Launched Happy LaneTM, a new THC-free CBD brand and product line for the convenience store channel (Q3);
•Launched CVTM Acute, a clinically researched wide spectrum proprietary plant-based formula which supports immune system and respiratory health (Q3);
•Launched CVTM Defense, a clinically supported immune formula which provides daily support (Q3);
•Launched PlusCBDTM Pet, a full line of hemp extracts formulated exclusively for dogs and cats (Q4);
•Launched ProCBDTM, a full product line of clinical strength products supported by clinical research and available exclusively through health practitioners (Q4);
•Entered into a common stock purchase agreement to issue and sell up to $10 million in shares of common stock (Q4); and
•Received formal notice of patent issuance from USPTO and the Japanese Patent Office for proprietary CBD and nicotine formulation and treatment of smokeless tobacco addiction (Q2 and Q4).

“During a very challenging 2020, we focused on building for the future with several key initiatives, including: introduction of three new brands and 50+ brand refreshed or new products; expansion in existing and new B2B sales channels with distribution in over 7,300 U.S. retail locations, a year-over-year increase of 32%; strategic expansion into the growing categories of

Immunity, Pet and Health Practitioner products; and, a focused investment in expanding our ecommerce B2C platform with key infrastructure expansion of people, systems and processes," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "Our relentless focus on quality and innovation helped broaden our business in 2020, driving solid distribution gains despite significant headwinds stemming from the yearlong and ongoing pandemic. We responded aggressively to consumers’ increased demand for immunity support with the introduction of two new products and early results suggest strong long-term growth potential for CV Sciences in the $4 billion immunity category. Expansion into the pet category during the fourth quarter was another important milestone as this market continues growing rapidly, on pace to double every 2-3 years. We also leveraged our science-based approach with the introduction a clinical strength line of CBD products targeting health practitioners and consumers’ burgeoning interest in natural, plant-based alternative medicine and self-care products. Our digital footprint expanded during 2020 with significant improvement to our pluscbdoil.com website, and we introduced our cvsciences.com website during Q4. On the digital front-end, we greatly improved our shopping experience and customer journey, and have continued to make solid progress in revenue generating metrics including site visitors, conversion rates and customer lifetime value. Despite near-term challenges and uncertainties, we continue executing on our key strategic initiatives, leveraging core competitive advantages to drive significant long-term growth and shareholder value.”

Operating Results - Full Year 2020 Compared to Full Year 2019
Sales for fiscal 2020 were $24.4 million, a decrease of 55% from $53.7 million in 2019. Current year sales were impacted by the yearlong and ongoing COVID-19 pandemic and increased market competition, which is largely due to the uncertain regulatory environment for CBD. The Company's products were sold in 7,346 retail stores nationwide as of December 31, 2020, up from 5,567 stores as of December 31, 2019.

The Company recognized an operating loss of $22.6 million in 2020, compared to an operating loss of $17.2 million in the prior year.

The Company had negative adjusted EBITDA for fiscal year 2020 of $11.6 million, compared to adjusted EBITDA of $0.2 million in 2019.

Fourth Quarter 2020 - Sales
During the fourth quarter of 2020, sales declined 45% to $5.2 million compared to $9.3 million in the prior year period. Fourth quarter sales declined 7% on a sequential basis predominantly due to the ongoing COVID-19 pandemic and increased market competition.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events or directly at http://public.viavid.com/index.php?id=143835. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560, passcode: 13717248. A telephone replay will be available approximately two hours after the call concludes, and will be available through Thursday, March 25, 2021, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13717248.

About CV Sciences, Inc.
CV, or Curriculum Vitae, is Latin for "course of life", and science is the pursuit of truth. CV Sciences: our name is our mission --improving quality of life through nature and science.

CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 7,300 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Reed Anderson
646-277-1260
reed.anderson@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years ended December 31,
	2020	2019
Product sales, net	$24,429	$53,696
Cost of goods sold	13,420	18,608
Gross Profit	11,009	35,088

Operating expenses:
Research and development	2,943	5,877
Selling, general and administrative	30,658	46,451
	33,601	52,328

Operating Loss	(22,592)	(17,240)

Interest (income) expense, net	9	(15)
Loss before income taxes	(22,601)	(17,225)
Income tax benefit	(317)	(615)
Net Loss	$(22,284)	$(16,610)

Weighted average common shares outstanding, basic and diluted	99,913	97,861
Net loss per common share, basic and diluted	$(0.22)	$(0.17)

CV SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$4,024	$9,107
Restricted cash	501	501
Accounts receivable, net	1,126	2,177
Inventory	8,840	9,971
Prepaid expenses and other	2,372	10,611
Total current assets	16,863	32,367

Property & equipment, net	2,877	3,615
Operating lease assets	3,057	8,709
Intangibles, net	3,730	3,766
Goodwill	2,788	2,788
Other assets	1,310	1,442
Total assets	$30,625	$52,687

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,677	$1,617
Accrued expenses	9,805	10,856
Current portion of operating lease liability	680	723
Current portion of long-term debt	2,174	—
Total current liabilities	14,336	13,196

Debt	1,453	—
Operating lease liability	3,467	9,517
Deferred tax liability	157	421
Other liabilities	—	406
Total liabilities	19,413	23,540

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 100,664 and 99,416 shares issued and outstanding as of December 31, 2020 and 2019, respectively	10	10
Additional paid-in capital	75,123	70,774
Accumulated deficit	(63,921)	(41,637)
Total stockholders' equity	11,212	29,147

Total liabilities and stockholders' equity	$30,625	$52,687

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	Years ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(22,284)	$(16,610)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	872	716
Common stock issued for commitment fee	100	—
Stock-based compensation	3,881	5,589
Stock-based compensation associated with founders employment settlement	—	9,531
Derecognition of tax receivable for founder RSU settlement	6,229	—
Loss on disposal of fixed assets	191	—
Deferred taxes	(264)	(644)
Non-cash lease expense	598	817
Bad debt expense	133	236
Other	134	—
Change in operating assets and liabilities:
Accounts receivable	918	927
Inventory	1,703	(1,421)
Prepaid expenses and other	2,959	(3,016)
Accounts payable and accrued expenses	(2,470)	1,648
Net cash used in operating activities	(7,300)	(2,227)

INVESTING ACTIVITIES
Purchase of property and equipment	(1,057)	(1,147)
Net cash flows used in investing activities	(1,057)	(1,147)

FINANCING ACTIVITIES
Proceeds from debt	2,906	—
Repayment of unsecured debt	—	(474)
Proceeds from issuance of common stock	193	—
Proceeds from exercise of stock options	175	521
Net cash flows provided by financing activities	3,274	47

Net decrease in cash, cash equivalents and restricted cash	(5,083)	(3,327)
Cash, cash equivalents and restricted cash, beginning of year	9,608	12,935
Cash, cash equivalents and restricted cash, end of year	$4,525	$9,608

Supplemental cash flow disclosures:
Interest paid	$—	$9
Income taxes paid	20	99
Supplemental disclosure of non-cash transactions:
Purchase of property and equipment in accounts payable and accrued expenses	$15	$89
Operating ROU lease assets obtained in exchange for operating lease liabilities	—	5,405
Recognition of founder RSU tax withholding obligation and receivable	—	6,409
Derecognition of operating ROU lease assets related to operating lease termination	(4,704)	—
Purchase of insurance through issuance of note payable	721	—
Sale of property and equipment in exchange for note receivable (recorded in prepaid expenses and other) and inventory	675	—
Cashless exercise of options	108	39

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, and interest expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the years ended December 31, 2020 and 2019 is detailed below (in thousands, except per share data):

	Years ended December 31,
	2020	2019
Net loss - GAAP	$(22,284)	$(16,610)
Stock-based compensation (1)	3,881	5,589
Stock-based compensation associated with founder employment settlement (2)	—	9,531
Payroll expense associated with founder employment settlement (3)	—	1,585
Derecognition of tax receivable for founder RSU settlement (4)	6,229	—
Net income (loss) - non-GAAP	$(12,174)	$95

Diluted EPS - GAAP	$(0.22)	$(0.17)
Stock-based compensation (1)	0.04	0.06
Stock-based compensation associated with founder employment settlement (2)	—	0.10
Payroll expense associated with founder employment settlement (3)	—	0.01
Derecognition of tax receivable fpr founder RSU settlement (4)	0.06	—
Diluted EPS - non-GAAP	$(0.12)	$—

Shares used to calculate diluted EPS - GAAP	99,913	97,861
Shares used to calculate diluted EPS - non-GAAP	99,913	116,982
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.
(3)Represents accrued payroll and related benefits associated with the separation of our founder.
(4)Represents the derecognition of the tax receivable related to founder RSU settlement.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2020 and 2019 is detailed below (in thousands):

	Year ended December 31, 2020			Year ended December 31, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(19,908)	$(2,376)	$(22,284)	$(12,793)	$(3,817)	$(16,610)
Depreciation	836	—	836	681	—	681
Amortization	—	36	36	—	35	35
Interest expense (income)	9	—	9	(15)	—	(15)
Income tax benefit	(317)	—	(317)	(615)	—	(615)
EBITDA	(19,380)	(2,340)	(21,720)	(12,742)	(3,782)	(16,524)
Stock-based compensation (1)	3,744	137	3,881	5,426	163	5,589
Stock-based compensation associated with founder employment settlement (2)	—	—	—	9,531	—	9,531
Payroll expense associated with founder employment settlement (3)	—	—	—	1,585	—	1,585
Derecognition of tax receivable for founder RSU settlement (4)	6,229	—	6,229	—	—	—
Adjusted EBITDA	$(9,407)	$(2,203)	$(11,610)	$3,800	$(3,619)	$181
______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.
(3)Represents accrued payroll and related benefits associated with the separation of our founder.
(4)Represents the derecognition of the tax receivable related to founder RSU settlement.